UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A

(Rule 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

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[ ]	Soliciting Material pursuant to Rule 14a-11(c) or Rule 14a-12

Meadow Valley Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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MEADOW VALLEY CORPORATION
4411 South 40th Street, Suite D-11
Phoenix, Arizona 85040

PROXY STATEMENT AND
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD JUNE 14, 2005

     To the shareholders of Meadow Valley Corporation:

     The Annual Meeting of the shareholders of Meadow Valley Corporation (the “Company”) will be held at the Embassy Suites Hotel Las Vegas, 4315 Swenson Street, Las Vegas, Nevada, 89119, at 10:00 a.m. on June 14, 2005, or at any adjournment or postponement thereof, for the following purposes, which are set forth more completely in the accompanying Proxy Statement:

1.	To elect two directors of the Company.

2.	To ratify the selection of Semple & Cooper, LLP as the independent registered public accounting firm for the Company for 2005.

3.	To approve the Company’s 2004 Equity Incentive Plan.

4.	To transact such other business as may properly come before the meeting.

     Details relating to the above matters are set forth in the attached Proxy Statement. All shareholders of record of the Company as of the close of business on April 6, 2005, will be entitled to notice of and to vote at such meeting or at any adjournment or postponement thereof.

     ALL SHAREHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING. IF YOU DO NOT PLAN TO ATTEND THE MEETING, YOU ARE URGED TO SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY. A REPLY CARD IS ENCLOSED FOR YOUR CONVENIENCE. THE GIVING OF A PROXY WILL NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IF YOU ATTEND THE MEETING.

BY ORDER OF THE BOARD OF DIRECTORS
/s/ Bradley E. Larson

Bradley E. Larson Chief Executive Officer
April 27, 2005

PROXY STATEMENT

MEADOW VALLEY CORPORATION
4411 South 40th Street, Suite D-11
Phoenix, Arizona 85040
Telephone: (602) 437-5400

ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD JUNE 14, 2005

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Meadow Valley Corporation (the “Company”), a Nevada corporation, of $.001 par value Common Stock (“Common Stock”) to be voted at the Annual Meeting of Shareholders of the Company (“Annual Meeting”) to be held at 10:00 a.m. on June 14, 2005, or at any adjournment or postponement thereof. The Company anticipates that this Proxy Statement and the accompanying form of proxy will be first mailed or given to all shareholders of the Company on or about April 29, 2005. The shares represented by all proxies that are properly executed and submitted will be voted at the meeting in accordance with the instructions indicated thereon. Unless otherwise directed, votes will be cast for the election of the nominees for directors hereinafter named, for the ratification of Semple & Cooper, LLP as the Company’s independent registered public accounting firm for 2005 and for approval of the Company’s 2004 Equity Incentive Plan. After a quorum is declared, the holders of a majority of the shares represented at the Annual Meeting in person or by proxy will be required to approve any proposed matters.

     Any shareholder giving a proxy may revoke it at any time before it is exercised by delivering written notice of such revocation to the Company, by substituting a new proxy executed at a later date, or by requesting, in person, at the Annual Meeting, that the proxy be returned.

     All of the expenses involved in preparing, assembling and mailing this Proxy Statement and the materials enclosed herewith and all costs of soliciting proxies will be paid by the Company. In addition to the solicitation by mail, proxies may be solicited by officers and regular employees of the Company by telephone, telegraph or personal interview. Such persons will receive no compensation for their services other than their regular salaries. Arrangements will also be made with brokerage houses and other custodians, nominees and fiduciaries to forward solicitation materials to the beneficial owners of the shares held of record by such persons, and the Company may reimburse such persons for reasonable out-of-pocket expenses incurred by them in so doing.

VOTING SHARES AND PRINCIPAL SHAREHOLDERS

     The close of business on April 6, 2005, has been fixed by the Board of Directors of the Company as the record date (the “record date”) for the determination of shareholders entitled to notice of and to vote at the Annual Meeting. On the record date, there were outstanding 3,643,110 shares of Common Stock, each share of which entitles the holder thereof to one vote on each matter, which may come before the Annual Meeting. Cumulative voting for directors is not permitted.

     A majority of the issued and outstanding shares entitled to vote, represented at the meeting in person or by proxy, constitutes a quorum at any shareholders’ meeting.

Security Ownership of Certain Beneficial Owners and Management

     The following table sets forth information concerning the holdings of Common Stock by each person who, as of April 6, 2005, holds of record or is known by the Company to hold beneficially or of record, more than 5% of the Company’s Common Stock, by each director, named executive officer, and by all directors and executive officers as a group.

     All shares are owned beneficially and of record. The address of all persons is in care of the Company at 4411 South 40th Street, Suite D-11, Phoenix, Arizona 85040.

	Number of	Percent
	Shares of	of
	Common	Common
	Stock Owned	Stock
	of Record and	Owned
Name	Beneficially (1)	(1)
Alan Terril (2)	170,147	4.2%
Kenneth D. Nelson (3)	146,738	3.7%
Bradley E. Larson (4)	152,112	3.8%
Charles E. Cowan (5)	36,000	.9%
Gary A. Agron (5)	36,000	.9%
Earle C. May (6)	29,500	.7%
Charles R. Norton (6)	27,500	.7%
Clint Tryon (7)	13,333	.3%
Kim A. Lewis, Trustee of Richard C. Lewis GST Marital Sub Trust and Kim A. Lewis Survivor’s Trust	392,000	9.8%
Cyrus W. Spurlino	498,870	12.4%
Praesidium Investment Management Company, LLC	339,273	8.5%
Tontine Capital Management, L.L.C.	225,112	5.6%
All officers and directors as a group (8 persons)	611,330	15.2%

(1)	Includes stock options exercisable within 60 days from the date hereof.

(2)	Includes stock options to purchase 68,033 shares of Common Stock.

(3)	Includes stock options to purchase 71,433 shares of Common Stock.

(4)	Includes stock options to purchase 92,467 shares of Common Stock.

(5)	Includes stock options to purchase 36,000 shares of Common Stock.

(6)	Includes stock options to purchase 27,500 shares of Common Stock.

(7)	Includes stock options to purchase 13,333 shares of Common Stock.

MATTERS TO BE VOTED ON AT THE ANNUAL MEETING

Matter 1. Election of Directors

     The Company’s By-Laws provide for directors with staggered terms of office, to be divided as equally as possible. Nominees of each class of directors serve for terms of three years (unless a nominee is changing to a different class) and until election and qualification of their successors or until their resignation, death, disqualification or removal from office. Directors not employed by the Company receive $7,000 per year for attending Board of Directors’ meetings, $2,000 for each committee upon which they serve and are reimbursed for out-of-pocket expenses. The Board of Directors held four regularly scheduled meetings during the last full fiscal year and one special meeting. No director attended less than 75% of the aggregate of such meetings and meetings held by committees of the Board on which he served.

     The Board of Directors currently consists of seven members, including three Class A Directors whose terms expire in 2006, two Class B Directors whose terms expire in 2005 and two Class C Directors whose terms expire in 2007. At the Annual Meeting, the two Class B Directors are to be elected to three-year terms expiring in 2008. A majority of shares voted in person or by proxy is required to elect each nominee for director.

     The nominees for the Class B Directors are Messrs. Agron and May, both of whom presently serve on the Board of Directors.

Recommendation of the Board

     The Board of Directors recommends that you vote FOR the election of the nominees for Director.

     Cumulative voting is not permitted for the election of directors. In the absence of instructions to the contrary, the person named in the accompanying proxy will vote in favor of the election of each of the persons named below as the Company’s nominees for directors of the Company. Each of the nominees has consented to be named herein and to serve if elected. It is not anticipated that any nominee will become unable or unwilling to accept nomination or election, but if such should occur, the person named in the proxy intends to vote for the election in his stead of such person as the Board of Directors of the Company may recommend. Members of the Company’s Audit Committee and Compensation Committee are footnoted below.

Name	Positions and Offices with the Company
Nominees:	Class B Directors – Term Expires in 2005:

Gary A. Agron (1) (3)	Director
Earle C. May (1) (2) (3)	Director

Continuing Directors:	Class A Directors – Term Expires in 2006:

Charles E. Cowan (1) (2) (3)	Director
Kenneth D. Nelson	Chief Administrative Officer, Vice President and Director
Alan A. Terril	Chief Operating Officer, Vice President and Director

Name	Positions and Offices with the Company
Continuing Directors:	Class C Directors – Term Expires in 2007:

Bradley E. Larson	President, Chief Executive Officer and Director
Charles R. Norton (1) (2) (3)	Director

(1)	Member of the Compensation Committee. The purpose of the Compensation Committee is to determine the compensation to be paid to the Company’s executive officers, and to approve incentive compensation plan.

(2)	Member of the Audit Committee. The Audit Committee is composed of only independent directors for which information regarding the functions performed by the Committee, its membership, and the number of meetings held during the fiscal year, is set forth in the “Report of the Audit Committee,” included in this Proxy Statement. A written charter, approved by the Board of Directors, governs the Audit Committee.

(3)	Member of the Nominating and Governance Committee. The purpose of the Nominating and Governance Committee is to engage in the nominating process for directors as outlined in the Bylaws, monitor the adherence of the Company’s board and management to the governance guidelines and code of business conduct and advise the board on governance matters.

Background

     The following is a summary of the business experience of each executive officer and director, or nominee for director, of the Company for at least the last five years:

     Bradley E. Larson, age 50, has been a director of the Company since 1994 and was appointed President in July 1995 and Chief Executive Officer in November 1995. Mr. Larson was employed by Tanner Companies from 1976 until December 1994. He was Division President of the Western Arizona region for Tanner from 1984 to 1988, Vice President of Operations from 1988 to 1989 and President of Tanner’s Construction Division from 1989 until he joined the Company in December 1994. Mr. Larson earned a BSE degree in Industrial Engineering from Arizona State University in 1979. He has been active in several construction industry associations and is past Chairman and Director of The Arizona Rock Products Association and past Director of the Arizona Heavy Highway Chapter of the Associated General Contractors.

     Kenneth D. Nelson, age 47, has been a director of the Company since 1993 and has been involved in the financial reporting and operations management areas of the construction industry since 1982. He joined the Company in April 1989, became Vice President of Finance in February 1992 and Vice President and Chief Administrative Officer in April 1996. From August 1986 until April 1989, he was operations manager for Builders Unlimited, a construction firm based in Phoenix, Arizona. Mr. Nelson earned a Bachelors of Science Degree in Business Administration from Arizona State University in 1984.

     Alan A. Terril, age 64, joined the Company in May 1992, became its Vice President - Nevada Operations in October 1993 and its Chief Operating Officer in March 2001. From February 1979 until April 1992, he was general superintendent, responsible for on site construction management, for Ron Lewis Construction Company, a heavy construction firm.

     Gary A. Agron, age 60, has been a director since November 1995. He has been engaged in the private practice of securities law since 1977, with emphasis on representation of issuers and brokers-dealers in public offerings and private placements of equity securities. Mr. Agron earned a Bachelor of Arts degree and a Juris Doctorate degree from the University of Colorado.

     Charles E. Cowan, age 58, has been a director since November 1995. Since 1993 he has been President of Charles Cowan & Associates, Ltd. and has an extensive background in government and heavy construction industry consulting. From 1991 to 1993 he held CEO positions in Arizona’s Department of Transportation and Department of Economic Security, and served with the U.S. Corps of Engineers for 25 years. He graduated with a Bachelor of Economics Degree from St. Martin’s

College in Olympia, Washington, and a Master’s Degree in Public Administration from the University of Missouri at Kansas City, Missouri.

     Earle C. May, age 87, has been a director since March 1999. Since 1969, Mr. May has been Chairman and Chief Executive Officer of May Management Inc., an investment management firm. He earned a Bachelor of Arts degree and Master of Arts degree from the University of Wisconsin and Master of Science degree from the United States Naval Academy.

     Charles R. Norton, age 63, has been a director since March 1999. Since 1963, Mr. Norton has been involved in the highway construction industry as a construction foreman, subcontractor, general manager and vice president. He graduated with a Bachelor of Science degree from Brigham Young University in 1968. From 1968 to 1972, he was General Manager of Quaker Empire Construction in Wilkes-Barre, Pennsylvania. From 1972 to 1992, Mr. Norton was Sales Manager, General Manager and Vice President of Syro Steel Company, headquartered in Girard, Ohio. Since 1992, Mr. Norton has been Vice President of Trinity Industries, which purchased Syro in 1972.

     Clint Tryon, age 35, joined the Company in May 2002 and was named Secretary, Treasury, and Principal Accounting Officer in September 2002. He received his Bachelor of Science degree with a major in Finance from the University of Nevada Las Vegas in 1993. He then completed his post-baccalaureate certificate in accountancy from Arizona State University West in 1997 and received his Certified Public Accountant’s certificate from the State of Arizona in 1997. From 1996 to 1999 he was a supervisor at Toback CPAs/ McGladrey & Pullen. From 1999 to 2002 he held a regional financial reporting role for International FiberCom.

Matter 2. The Ratification of the Selection of Semple & Cooper, LLP as the Independent Registered Public Accounting Firm of the Company for 2005.

     Semple & Cooper, LLP has been selected by the Audit Committee as the Company’s independent registered public accounting firm for 2005. The Board of Directors recommends to the shareholders the ratification of the selection of Semple & Cooper, LLP, independent public accounting firm, to audit the financial statements of the Company and its subsidiaries for 2005. Unless otherwise specified, the proxies solicited herein will be voted in favor of the ratification of Semple & Cooper, LLP as the independent registered public accounting firm for the Company for 2005.

Recommendation of the Board

     The board recommends a vote FOR the ratification of Semple & Cooper, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2005.

Principal Accountants Fees and Services

     The following table shows the fees paid or accrued by the Company for the audit and other services provided by the Company’s accountants for the years ended December 31, 2004 and 2003:

	For the Years Ended December 31,
	2004	2003
Audit fees for the years ended December 31 and fees for the review of financial statements included in quarterly reports on Form 10-Q	$84,000	$74,000
Audit related fees	16,000	15,000
Tax fees	15,800	15,000
Other service fees	—	—

     BDO Seidman, LLP, independent accountants, served as the independent accountants of the Company from 1994 to October 2003 when they were dismissed. Semple & Cooper, LLP, independent accountants, served as the independent accountants of the Company since October 2003.

     It is the Company’s understanding that these firms are obligated to maintain audit independence as prescribed by the accounting profession and certain requirements of the Securities and Exchange Commission.

     BDO Seidman, LLP fees for our 2003 quarterly reviews of interim financial statements were $17,000. Semple & Cooper, LLP audit fees for our 2004 and 2003 annual audit and review of our quarterly interim financial statements were $84,000 and $74,000. Audit related fees for the annual audits of the Company’s Health and Welfare Plan and the Company’s Profit Sharing Plan in the amounts of $16,000 and $15,000, will be or have been billed to the Company for 2004 and 2003, respectively. Tax fees for the annual compliance reporting of the Company’s taxes in the amounts of $15,800 and $15,000 will be or have been billed to the Company for 2004 and 2003, respectively.

     The Audit Committee has concluded that the provision of services by BDO Seidman, LLP and Semple & Cooper, LLP are compatible with maintaining their independence and has approved the above mentioned services performed, except for the audit related fees in 2003.

     A representative of Semple & Cooper, LLP is expected to be present at the Annual Meeting. He will not make a statement but will respond to appropriate questions.

Matter 3. Approval of the 2004 Equity Incentive Plan.

     On March 8, 2005, the Board of Directors of the Company adopted, subject to shareholder approval at the Annual Meeting, the Company’s 2004 Equity Incentive Plan (the “2004 Plan”). In November 2004, the 1994 Stock Option Plan (the “Prior Plan”) expired. If the 2004 Plan is approved by the Company’s shareholders at the Annual Meeting, the 2004 Plan will become effective on the date of the Annual Meeting. Compared to the Prior Plan, the 2004 Plan will not increase the number of shares of Common Stock with respect to which awards may be granted.

Description of the 2004 Equity Incentive Plan

     The 2004 Plan provides for a broader variety of equity incentive awards than the Prior Plan, which only permitted grants of stock options and stock awards, and includes updated provisions relating to performance goals, among other things.

     Up to 1,200,000 shares of Common Stock are reserved for issuance under the 2004 Plan, all of which were previously reserved for issuance under the Prior Plan. The Common Stock reserved for issuance under the Prior Plan will be reserved for issuance under the 2004 Equity Incentive Plan. The Board believes that replacing the Prior Plan with the 2004 Plan will enable the Company to continue to attract and retain valuable employees.

     As of March 31, 2005, 55 of the Company’s employees held options granted under the Prior Plan. At that date, options to purchase an aggregate of 995,465 shares of Common Stock were outstanding under the Prior Plan, and 161,475 shares of Common Stock remained available for grant. Under the Prior Plan, 41,860 options granted have been exercised.

     A copy of the 2004 Plan, as approved by the Board of Directors of the Company on March 8, 2005, is attached to this Proxy Statement as Exhibit A and is incorporated herein by reference. The following description of the 2004 Plan is a summary and does not purport to be a complete description. See Exhibit A for more detailed information.

Purpose

     The purpose of the 2004 Plan is to attract, retain and motivate employees, officers, directors, consultants, agents, advisors and independent contractors of the Company and its affiliates by providing them the opportunity to acquire a proprietary interest in the Company and to link their interests and efforts to the long-term interests of the Company’s shareholders.

Administration

     The 2004 Plan is administered by the Board of Directors and the Board may elect to administrate the plan through the Compensation Committee of the Company’s Board of Directors. The plan administrator has the authority to administer the plan, including, among other things, the power to select individuals to whom awards are granted, to determine the types of awards and the number of shares subject to each award, to set the terms, conditions and provisions of such awards, to cancel or suspend awards and to establish procedures pursuant to which the payment of any such awards may be deferred. The plan administrator may delegate to one or more of the Company’s officers, to the extent permitted by Nevada law, the right to grant awards with respect to employees who are not officers or directors.

Eligibility

     Awards may be granted under the 2004 Plan to employees, officers, directors, consultants, agents, advisors and independent contractors of the Company and its affiliates. As of April 6, 2005, 55 individuals were eligible to participate in the 2004 Plan.

Types of Awards

     The 2004 Plan permits the granting of any or all of the following types of awards: (1) incentive and nonqualified stock options, (2) stock appreciation rights, (3) stock awards, restricted stock and stock units, (4) other stock or cash-based awards. In connection with any award or any deferred award, payments may also be made representing dividends or their equivalent.

     Stock Options. Stock options entitle the holder to purchase a specified number of shares of the Company’s Common Stock at a specified price, which is called the exercise price, subject to the terms and conditions of the option grant. The exercise price of stock options under the 2004 Plan generally will be as determined by the committee. The plan administrator will fix the term of each option. Each option will be exercisable at such time or times as determined by the committee. Options may be exercised, in whole or in part, by payment in full of the purchase price either in cash, delivery of the Company’s Common Stock or delivery of other consideration, or by any combination of cash, stock and other consideration as may be determined by the committee. Options may also be exercised by means of broker assistance.

     After termination of service with the Company or its affiliates, a participant will be able to exercise the vested portion of his or her option for the period of time stated in the option agreement. If no such period of time is stated in a participant’s option agreement, a participant will generally be able to exercise his or her option for (1) three months following his or her termination for reasons other than cause, retirement, death or disability and (2) one year following his or her termination due to retirement, death or disability. If a participant is terminated for cause, all options generally will automatically expire. If a participant dies after termination of service but while an option is still exercisable, the portion of the option that was vested and exercisable as of the date of termination will generally expire on the one-year anniversary of the participant’s death. In no event will an option be able to be exercised later than the expiration of its term.

     Stock Appreciation Rights (“SARs”). SARs may be granted alone (“freestanding”) or in addition to other awards and may, but need not, relate to a specific option granted under the 2004 Plan. Upon exercise of an SAR, the holder is entitled to receive the excess of the fair market value of the shares for which the right is exercised over the grant price of the SAR. The plan administrator may impose any conditions or restrictions on the exercise of an SAR as it deems appropriate, however, under the 2004 Plan the grant price of a freestanding SAR generally will not be less than the fair market value of the Company’s Common Stock for the date of grant, except for certain grants made or adjusted to assume or convert awards in connection with acquisition transactions, and the term will not be more than ten years. Payment upon such exercise will be in cash, stock, other property or any combination of cash, stock or other property as determined by the committee. Any related option will no longer be exercisable to the extent the SAR has been exercised, and the related SAR will generally be canceled to the extent the option has been exercised.

     Stock Awards, Restricted Stock and Stock Units. Awards of shares of stock, or awards designated in units of stock, may be granted and may be made subject to forfeiture restrictions at the committee’s discretion, which the plan administrator may waive at any time in its sole discretion. Until the lapse of any restrictions, recipients may not dispose of their restricted stock. Upon termination of employment during the restriction period, all shares of restricted stock still subject to restriction will be forfeited, subject to any exceptions that may be authorized by the committee.

     Other Stock or Cash-Based Awards. The plan administrator is also authorized to grant to participants, either alone or in addition to other awards granted under the 2004 Plan, incentives payable in cash or in shares of Common Stock subject to terms and conditions determined by the committee.

Shares Subject to the 2004 Plan

     The 2004 Plan authorizes the issuance of up to 1,200,000 shares of Common Stock, all of which were previously reserved for issuance under the Company’s Prior Plan. Shares of Common Stock covered by an award granted under the 2004 Plan will not be counted as used unless and until they are actually issued and delivered to a participant. Shares relating to awards granted under the 2004 Plan that are forfeited, settled for cash or otherwise terminated and shares withheld by or tendered to the Company in connection with the exercise of an option or other award granted under the 2004 Plan or in connection with the satisfaction of tax withholding obligations relating to awards or exercises of options or other awards are available for grant under the 2004 Plan. Awards made or adjusted to assume or convert awards in connection with acquisition transactions will not reduce the number of shares authorized for issuance under the 2004 Plan. The shares of stock deliverable under the 2004 Plan will consist of authorized and unissued shares. The plan administrator may adjust the aggregate number of shares or the awards under the plan in the event of a change affecting shares of Common Stock, such as stock dividends, recapitalization, reorganization or mergers.

Nonassignability of Awards

     Unless the plan administrator determines otherwise, no award granted under the 2004 Plan may be sold, assigned, transferred, pledged or otherwise encumbered by a participant, other than by will, by designation of a beneficiary in a manner established by the plan administrator or by the laws of descent and distribution. Each award may be exercisable, during the participant’s lifetime, only by the participant, or, if permissible under applicable law, by the participant’s guardian or legal representative.

Term, Termination and Amendment

     The 2004 Plan has no fixed termination date. The Company’s Board of Directors or the committee may generally amend, alter, suspend, discontinue or terminate all or a portion of the 2004 Plan at any time, as long as the rights of a participant are not materially impaired without the participant’s consent, subject to shareholder approval to the extent necessary to comply with applicable law, stock exchange rule or regulatory requirements or, as determined by the committee, to qualify with tax requirements. The plan administrator may amend the terms of any award granted, prospectively or retroactively, but cannot materially impair the rights of any participant without the participant’s consent. Also, generally, no change or adjustment may be made to an outstanding incentive stock option, without the consent of the participant, which would cause the incentive stock option to fail to continue to qualify as an incentive stock option under the Internal Revenue Code.

Company Transaction

     Company Transaction. Under the 2004 Plan, to maintain all of the participants’ rights in the event of a company transaction that is not a change in control or a related party transaction, unless the plan administrator determines otherwise at the time of grant with respect to a particular award or elects to cash out awards:

•	All outstanding awards become fully and immediately exercisable or payable, and any restrictions or forfeiture provisions lapse, immediately prior to the company transaction, unless such awards are assumed or substituted by the successor company.

•	Deferrals or other restrictions not waived by the plan administrator shall remain in effect.

     Under the 2004 Plan, a company transaction means the consummation of any of the following:

•	a merger or consolidation of the Company with or into any other company or other entity;

•	a statutory share exchange pursuant to which the Company’s outstanding shares are acquired or a sale in one transaction or a series of transactions undertaken with a common purpose of at least 80% of the Company’s outstanding voting securities; or

•	a sale, lease, exchange or other transfer in one transaction or a series of related transactions undertaken with a common purpose of all or substantially all of the Company’s assets.

     Under the 2004 Plan, a related party transaction means company transaction pursuant to which:

•	a merger or consolidation of the Company, or a statutory share exchange pursuant to which the Company’s outstanding shares are acquired, in which the holders of the outstanding voting securities of the Company immediately prior to the merger or consolidation hold at least a majority of the outstanding voting securities of the Successor Company immediately after the merger, consolidation or statutory share exchange;

•	a sale, lease, exchange or other transfer of all or substantially all of the Company’s assets to a majority-owned subsidiary company; or

•	a transaction undertaken for the principal purpose of restructuring the capital of the Company, including, but not limited to, reincorporating the Company in a different jurisdiction, converting the Company to a limited liability company or creating a holding company.

Other Information

     A new plan benefits table, as described in the federal proxy rules, is not provided because all awards made under the 2004 Plan are discretionary. The closing price of the Company’s Common Stock, as reported on the Nasdaq SmallCap Market on March 31, 2005, was $7.35 per share.

U.S. Federal Income Tax Consequences

     The following briefly describes the U.S. federal income tax consequences of the 2004 Plan generally applicable to the Company and to participants who are U.S. citizens.

Stock Options

     Nonqualified Stock Options. A participant will not recognize taxable income upon the grant of a non-qualified stock option. Upon the exercise of a non-qualified stock option, a participant will recognize taxable ordinary income equal to the difference between the fair market value of the shares on the date of exercise and the option exercise price. When a participant sells the shares, the participant will have short-term or long-term capital gain or loss, as the case may be, equal to the difference between the amount the participant received from the sale and the tax basis of the shares sold. The tax basis of the shares generally will be equal to the greater of the fair market value of the shares on the exercise date or the option exercise price.

     Incentive Stock Options. A participant will not recognize taxable income upon the grant of an incentive stock option. If a participant exercises an incentive stock option during employment or within three months after his or her employment ends other than as a result of death (12 months in the case of disability), the participant will not recognize taxable income at the time of exercise (although the participant generally will have taxable income for alternative minimum tax purposes at that time as if the option were a non-qualified stock option). If a participant sells or exchanges the shares after the later of (a) one year from the date the participant exercised the option and (b) two years from the grant date of the option, the participant will recognize long-term capital gain or loss equal to the difference between the amount the participant received in the sale or exchange and the option exercise price. If a participant disposes of the shares before these holding period requirements are satisfied, the disposition will constitute a disqualifying disposition, and the participant generally will recognize taxable ordinary income in the year of disposition equal to the excess, as of the date of exercise of the option, of the fair market value of the shares received over the option exercise price (or, if less, the excess of the amount realized on the sale of the shares over the option exercise price). Additionally, the participant will have long-term or short-term capital gain or loss, as the case may be, equal to the difference between the amount the participant received upon disposition of the shares and the option exercise price increased by the amount of ordinary income, if any, the participant recognized.

     With respect to both non-qualified stock options and incentive stock options, special rules apply if a participant uses shares already held by the participant to pay the exercise price or if the shares received upon exercise of the option are subject to a substantial risk of forfeiture by the participant.

Stock Appreciation Rights

     A participant will not recognize taxable income upon the grant of a SAR. Upon the exercise of an SAR, a participant will recognize taxable ordinary income equal to the difference between the fair market value of the underlying shares on the date of exercise and the grant price of the SAR.

Restricted Stock Awards

     Upon receipt of a restricted stock award, a participant generally will recognize taxable ordinary income when the shares cease to be subject to restrictions in an amount equal to the excess of the fair market value of the shares at such time over the amount, if any, paid to the Company by the participant for the shares. However, no later than 30 days after a participant receives the restricted stock award, the participant may elect to recognize taxable ordinary income in an amount equal to the fair market value of the shares at the time of receipt. Provided that the election is made in a timely manner, when the restrictions on the shares lapse, the participant will not recognize any additional income. When a participant sells the shares, the participant will have short-term or long-term capital gain or loss, as the case may be, equal to the difference between the amount the participant received from the sale and the tax basis of the shares sold. The tax basis of the shares generally will be equal to the amount, if any, paid to the Company by the participant for the shares plus the amount of taxable ordinary income recognized by the participant either at the time the restrictions lapsed or at the time of election, if an election was made by the participant. If the participant forfeits the shares to the Company (e.g., upon the participant’s termination prior to expiration of the restriction period), the participant may not claim a deduction with respect to the income recognized as a result of the election. Any dividends paid with respect to shares of restricted stock generally will be taxable as ordinary income to the participant at the time the dividends are received.

Stock Unit Awards

     A participant will not recognize taxable income upon the grant of a stock unit award where the award will be paid upon the achievement of performance goals. Upon the distribution of cash, shares or other property to a participant pursuant to the terms of this type of award, the participant will recognize taxable ordinary income equal to the excess of the amount of cash or the fair market value of any property transferred to the participant over any amount paid to the Company by the participant with respect to the award. The tax consequences of other stock unit awards will depend upon the specific terms of each award.

Tax Consequences to the Company

     In the foregoing cases, we generally will be entitled to a deduction at the same time and in the same amount as a participant recognizes ordinary income, subject to the limitations imposed under Section 162(m) of the Code.

Tax Withholding

     We are authorized to withhold from any award granted or payment due under the 2004 Plan the amount of any withholding taxes due in respect of the award or payment and to take such other action as may be necessary to satisfy all obligations for the payment of applicable withholding taxes. The plan administrator is authorized to establish procedures for election by participants to satisfy their obligations for the payment of withholding taxes by delivery of the Company’s stock or by directing the Company to retain stock otherwise deliverable in connection with the award.

Recommendation of the Board

     The Board of Directors recommends that shareholders vote FOR approval of the 2004 Equity Incentive Plan.

The Nominating and Governance Committee

     The Nominating and Governance Committee is currently comprised of Messrs. Cowan, Norton and May our independent directors and Mr. Agron, a non-independent director. We believe it is in the Committee’s best interest to include Mr. Agron in order to access his experience on matters of corporate governance. Mr. Agron is a securities lawyer and is involved in corporate governance matters on behalf of his clients on a regular basis. The purpose of the Nominating and Governance Committee is as follows:

•	Identify, consider and nominate candidates for membership on the Board, including any nominees properly received by the Secretary of the Corporation from any shareholder;

•	Develop, recommend and evaluate corporate governance guidelines and a code of business conduct and ethics applicable to the Company;

•	Make recommendations regarding the structure and composition of the Board and Board committees;

•	Advise the Board on corporate governance matters.

Report of the Audit Committee

     The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the Committee reviewed the audited financial statements in the Annual Report with management including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

     The Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with the Committee under generally accepted auditing standards. In addition, the Committee has discussed with the independent auditors the auditors’ independence from management and the Company including the matters in the written disclosures required by the Independence Standards Board and considered the compatibility of nonaudit services with the auditors’ independence.

     The Committee discussed with the Company’s independent auditors the overall scope and plans for their audit. The Committee meets with the independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting. The Committee held four meetings during fiscal 2004.

     In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in the Annual report on Form 10-K for the year ended December 31, 2004 for filing with the Securities and Exchange Commission. The Committee and the Board have also recommended and approved the selection of the Company’s independent auditors.

Earle C. May, Audit Committee Chair
Charles E. Cowan, Audit Committee Member
Charles R. Norton, Audit Committee Member

Dated: March 14, 2005

The Compensation Committee on Executive Compensation

     The Compensation Committee is currently comprised of Messrs. Norton, Cowan and May our independent directors and Mr. Agron a non-independent director. We believe it is in the Committee’s best interest to include Mr. Agron in order to access his experience on matters of executive compensation. Mr. Agron is a securities lawyer and is involved in executive compensation matters on behalf of his public clients on a regular basis. The Compensation Committee reviews the recommendations of the Chief Executive Officer on the compensation levels of all other officers, reviews and approves changes to the Company’s compensation policies and practices and is responsible for the administration of the Company’s Equity Incentive Plan.

Executive Compensation

     The following table sets forth certain information concerning compensation paid to the Company’s executive officers whose salaries exceed $100,000 for the years ended December 31, 2004, 2003 and 2002:

Summary Compensation Table

					Long-Term Compensation:
					Other		All
Name and	Annual Compensation:				Annual	Awarded	Other
Principal Position	Year	Salary	Bonus		Compensation	Options	Compensation
Bradley E. Larson	2004	$203,134	$12,500		—	—	—	(2)
President, Chief	2003	162,750	—		—	50,000	—	(2)
Executive Officer and Director	2002	162,750	—		—	—	—	(2)

Alan A. Terril
Chief Operating Officer,	2004	131,816	21,840	(1)	—	—	—	(2)
Vice President and	2003	127,036	3,811	(1)	—	32,500	—	(2)
Director	2002	127,036	16,769	(1)	—	—	—	(2)

Kenneth D. Nelson	2004	125,647	12,500		—	—	—	(2)
Chief Administrative	2003	100,000	—		—	32,500	—	(2)
Officer, Vice	2002	100,000	—		—	—	—	(2)
President and Director

Clint Tryon	2004	113,750	—		—	—	—	(2)
Principal Accounting	2003	100,000	—		—	40,000	—	(2)
Officer, Secretary and
Treasurer

(1)	Bonus amounts reflect payments made under the Company’s incentive compensation plan for operations management.

(2)	Management believes that the value of any other benefits to any officer during the years ended December 31, 2004, 2003 and 2002, neither exceed $50,000 nor fell within a category requiring inclusion.

     In March 2004, the Company executed three year employment agreements with Messrs. Larson, Terril and Nelson providing for annual base salaries of $210,000, $130,000 and $130,000, respectively. The Company is in negotiations to renew employment agreements with some of its key officers.

Executive Compensation Bonus Plans

     Pursuant to incentive compensation plans adopted in 1996 and revised in 2004, the Company’s executive officers are eligible for cash bonuses based upon the Company’s profitability. For bonuses paid by the Company, see “Executive Compensation”, above.

Stock Option Plan

     In November 1994 the Company adopted a Stock Option Plan (the “1994 Plan”) which provided for the grant of options intended to qualify as “incentive stock options” and “nonstatutory stock options” within the meaning of Section 422A of the United States Internal Revenue Code of 1986 (the “Code”). Incentive stock options were issuable only to eligible officers, employee directors, and key employees of the Company. Nonstatutory stock options were issuable only to non-employee directors and consultants of the Company. A total of 1,200,000 options were authorized under the 1994 Plan which granted the optionee the right to purchase one share of common stock for each option. The exercise price of the option was the closing price of the stock on the date of grant.

     The 1994 Plan was administered by the Compensation Committee of the Board of Directors which was comprised of non-employee directors. The 1994 Plan expired on November 30, 2004. As of December 31, 2004 there were 1,041,825 options granted and currently outstanding.

     On March 8, 2005, the Board of Directors approved the 2004 Equity Incentive Plan as described in Matter 3 herein and as attached as Exhibit A. No options have been granted under the 2004 Equity Incentive Plan.

     Unexpired and unexercised outstanding options under the 1994 Plan could not have an exercise price less than the fair market value of the Common Stock on the date the option was granted. No person who owned, directly or indirectly, at the time of the granting of an incentive stock option, more than 10% of the total combined voting power of all classes of stock of the Company was eligible to receive incentive stock options under the 1994 Plan unless the option price was at least 110% of the fair market value of the Common Stock subject to the option on the date of grant. The option price for Nonstatutory Options was established by the Board of Directors and could not be less than 100% of the fair market value of the Common Stock subject to the option on the date of grant.

     Under the 1994 Plan, no options may be transferred by an optionee other than by will or the laws of descent and distribution, and during the lifetime of an optionee, the option may only be exercisable by the optionee. Options may be exercised only if the option holder remains continuously associated with the Company from the date of grant to the date of exercise, unless extended under the 1994 Plan grant. Options under the 1994 Plan must be granted within 10 years from the effective date of the 1994 Plan and the exercise date of an option cannot be later than 10 years from the date of grant. Any options that expire unexercised or that terminate upon an optionee’s ceasing to be employed by the Company become available once again for issuance. Shares issued upon exercise of an option will rank equally with other shares then outstanding.

     As of April 6, 2005, options had been granted under the 1994 Plan to officers, directors, employees and consultants at exercise prices ranging from $1.46 per share to $6.25 per share. The exercise prices represented the fair market value of the Company’s Common Stock at the date such options were granted. One-third of the options indicated in the table below are exercisable after one year of continuous service to the Company, and an additional one-third after two years of continuous service to the Company and one hundred percent after three years of continuous service to the Company, after the options are granted.

Securities Authorized for Issuance under Equity Compensation Plan

     The following table provides information as of December 31, 2004 regarding compensation plans (including individual compensation arrangements) under which equity securities of the Company are authorized for issuance.

Equity Compensation Plan Information

Number of Securities
Remaining Available for
	Number of Securities		Future Issuance Under
	to be Issued upon	Weighted-Average	Equity Compensation Plans
	Exercise of	Exercise Price of	(Excluding Securities Reflected
	Outstanding Options	Outstanding Options	in Column (a))
Plan Category	(a)	(b)	(c)
Equity Compensation Plans Approved by Security Holders	1,041,825	3.45	—

Equity Compensation Plans Not Approved by Security Holders	—	—	—

Total	1,041,825	3.45	—

     The 1994 plan provides that the number of shares with respect to which options may be granted, and the number of shares of Common Stock subject to an outstanding option, shall be proportionately adjusted in the event of a subdivision or consolidation of shares or the payment of a dividend on Common Stock, and the purchase price per share of outstanding options shall be proportionately revised.

Option Grants in Prior Fiscal Years

     The table below and continued on the next page sets forth the total number of options issued to each current executive officer and director of the Company through April 6, 2005.

		Percent of
	Number	Total Options			Grant Date
	of Options	Granted in	Exercise	Expiration	Present
	Granted	Fiscal Year	Price	Date	Value (1)

Bradley E. Larson	20,000	6.43%	$6.25	11/13/2005	26,200
	25,000	10.37%	4.38	12/16/2006	30,750
	7,000	4.85%	5.88	4/16/2008	10,080
	7,000	4.23%	3.88	10/21/2009	7,910
	20,000	9.94%	2.44	3/8/2011	19,400
	46,800	12.68%	1.46	11/19/2013	38,376

Kenneth D. Nelson	14,000	4.50%	6.25	11/13/2005	18,340
	15,000	6.22%	4.38	12/16/2006	18,450
	5,800	4.02%	5.88	4/16/2008	8,352
	5,800	3.50%	3.88	10/21/2009	6,554
	20,000	9.94%	2.44	3/8/2011	19,400
	32,500	8.81%	1.46	11/19/2013	26,650

		Percent of
	Number	Total Options			Grant Date
	of Options	Granted in	Exercise	Expiration	Present
	Granted	Fiscal Year	Price	Date	Value (1)

Alan A. Terril	15,600	5.02%	6.25	11/13/2005	20,436
	20,000	8.30%	4.38	12/16/2006	24,600
	5,800	4.02%	5.88	4/16/2008	8,352
	5,800	3.50%	3.88	10/21/2009	6,554
	20,000	9.94%	2.44	3/8/2011	19,400
	22,500	6.10%	1.46	11/19/2013	18,450

Gary A. Agron	10,000	3.22%	6.25	11/13/2005	13,100
	7,500	3.11%	4.38	12/16/2006	9,225
	1,000	0.69%	5.88	4/16/2008	1,440
	5,000	3.02%	4.00	8/13/2009	5,650
	7,500	3.73%	2.44	3/8/2011	7,275
	15,000	4.07%	1.46	11/19/2013	12,300

Charles E. Cowan	10,000	3.22%	6.25	11/13/2005	13,100
	7,500	3.11%	4.38	12/16/2006	9,225
	1,000	0.69%	5.88	4/16/2008	1,440
	5,000	3.02%	4.00	8/13/2009	5,650
	7,500	3.73%	2.44	3/8/2011	7,275
	15,000	4.07%	1.46	11/19/2013	12,300

Earle C. May	10,000	6.04%	4.56	3/1/2009	11,300
	5,000	3.02%	4.00	8/13/2009	5,650
	7,500	3.73%	2.44	3/8/2011	7,275
	15,000	4.07%	1.46	11/19/2013	12,300

Charles R. Norton	10,000	6.04%	4.56	3/1/2009	11,300
	5,000	3.02%	4.00	8/13/2009	5,650
	7,500	3.73%	2.44	3/8/2011	7,275
	15,000	4.07%	1.46	11/19/2013	12,300

Clint Tryon	40,000	10.84%	1.46	11/19/2013	32,800

(1) The fair value of option grants is estimated as of the date of grant utilizing the Black-Scholes option-pricing model with the following weighted average assumptions for grants: expected life of options of 3 to 5 years, expected volatility ranging from 23.94% to 82.23%, risk-free interest rates of 5% to 8%, and a 0% dividend yield.

Aggregated Options in Last Fiscal Year and Fiscal Year-End Option Values

     The following table summarizes options exercised during 2004 and presents the value of unexercised options held by the named executives at fiscal year-end:

			Number of Securities	Value of Unexercised
			Underlying Unexercised	In-the-Money
	Shares		Options	Options
	Acquired	Value	at Fiscal Year-End	at Fiscal Year-End
Name	on Exercise	Realized	Exercisable/Unexercisable	Exercisable/Unexercisable (1)

Bradley E. Larson	0	$0	95,667 / 33,333	$73,586 / 83,999
Alan A. Terril	0	0	78,033 / 21,667	58,758 / 54,601
Kenneth D. Nelson	0	0	71,433 / 21,667	58,758 / 54,601
Clint Tryon	0	0	13,333 / 26,667	33,599 / 67,201

(1) Calculated by taking the closing market price of the company’s common stock on December 31, 2004, of $3.98 per share, less the exercise price, multiplied by the number of options exercisable or unexercisable. The amounts in these columns may not represent amounts actually realized by these executive officers.

     The Company has no long-term incentive compensation plans.

Section 16(a) Beneficial Ownership Reporting Compliance

     We believe all of our directors and officers have timely filed all reports in accordance with Section 16(a) of the Securities Exchange Act of 1934.

Certain Relationships and Related Transactions

     During the years ended December 31, 2004 and 2003, the Company provided construction materials to LAM Contracting, LLC, a company in which Meadow Valley Corporation has a 49% membership interest and Louis Anthony Mayorga has the remaining 51% membership interest, in the amounts of $18,346 and $22,982, respectively. Included in accounts receivable at December 31, 2004 and 2003 are amounts due from LAM Contracting, LLC of $39,088 and $11,822, respectively. LAM Contracting, LLC provided materials, labor and equipment used in the Company’s business during the years ended December 31, 2004 and 2003, in the amounts of $44,593 and $589, respectively. No obligations were due to LAM Contracting, LLC at December 31, 2004 and 2003.

COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
AMONG MEADOW VALLEY CORPORATION, THE NASDAQ STOCK MARKET (U.S.) INDEX
AND THE DOW JONES US HEAVY CONSTRUCTION INDEX

* $100 invested on 12/31/99 in stock or index-
including reinvestment of dividends.
Fiscal year ending December 31.

Source of Graph by Research Data Group, Inc,

Comparison of 5 Year Cumulative Total Return
Among Meadow Valley Corporation, the NASDAQ Stock Market (U.S.) Index
and the Dow Jones US Heavy Construction Index

Measurement Period	Meadow Valley	Nasdaq Stock	Dow Jones US
(Fiscal Year Ending)	Corporation	Market (U.S.) Index	Heavy Construction Index
FYE 12/99	100.00	100.00	100.00
FYE 12/00	82.76	60.30	117.11
FYE 12/01	53.79	45.49	123.00
FYE 12/02	21.52	26.40	103.16
FYE 12/03	47.17	38.36	140.72
FYE 12/04	109.79	40.51	170.64

Source of chart by Research Data Group, Inc.

PROPOSALS OF SHAREHOLDERS FOR PRESENTATION
AT THE 2006 ANNUAL MEETING OF SHAREHOLDERS

     Any shareholder of record of the Company who desires to submit a proper proposal for inclusion in the proxy materials relating to the next annual meeting of shareholders must do so in writing and it must be received at the Company’s principal executive offices prior to December 31, 2005. The proponent must be a record or beneficial shareholder entitled to vote at the Annual Meeting of shareholders on the proposal and must continue to own the securities through the date on which the meeting is held.

OTHER BUSINESS

     Management of the Company is not aware of any other matters which are to be presented at the Annual Meeting, nor has it been advised that other persons will present any other proposals. However, if other matters properly come before the Annual Meeting, the individual named in the accompanying proxy shall vote on such matters in accordance with his best judgment.

     The above notice and Proxy Statement are sent by order of the Board of Directors.

/s/ Bradley E. Larson

Bradley E. Larson
Chief Executive Officer

April 27, 2005

EXHIBIT A

MEADOW VALLEY CORPORATION

2004 EQUITY INCENTIVE PLAN

SECTION 1. PURPOSE

The purpose of the Meadow Valley Corporation 2004 Equity Incentive Plan is to attract, retain and motivate employees, officers, directors, consultants, agents, advisors and independent contractors of the Company and its Related Companies by providing them the opportunity to acquire a proprietary interest in the Company and to link their interests and efforts to the long-term interests of the Company’s stockholders.

SECTION 2. DEFINITIONS

Certain terms used in the Plan have the meanings set forth in Appendix A.

SECTION 3. ADMINISTRATION

3.1 Administration of the Plan

The Plan shall be administered by the Board. Notwithstanding the foregoing, the Board may delegate concurrent responsibility for administering the Plan, including with respect to designated classes of Eligible Persons, to a committee or committees (which term includes subcommittees) consisting of one or more members of the Board, subject to such limitations as the Board deems appropriate. If and so long as the Common Stock is registered under Section 12(b) or 12(g) of the Exchange Act, the Board shall consider in selecting the members of any committee acting as Plan Administrator, with respect to any persons subject to Section 16 of the Exchange Act, the provisions regarding “non-employee directors” as contemplated by Rule 16b-3(b)(3) under the Exchange Act, or any successor provision thereto. Members of any committee shall serve for such term as the Board may determine, subject to removal by the Board at any time. All references in the Plan to the “Plan Administrator” shall be, as applicable, to the Board or any committee to whom the Board has delegated authority to administer the Plan.

3.2 Administration and Interpretation by Plan Administrator

(a) Except for the terms and conditions explicitly set forth in the Plan, the Plan Administrator shall have full power and exclusive authority, to the extent permitted by applicable law and subject to such orders or resolutions not inconsistent with the provisions of the Plan as may from time to time be adopted by the Board or a committee comprised of members of the Board to (i) select the Eligible Persons to whom Awards may from time to time be granted under the Plan; (ii) determine the type or types of Award to be granted to each Participant under the Plan; (iii) determine the number of shares of Common Stock to be covered by each Award granted under the Plan; (iv) determine the terms and conditions of any Award granted under the Plan; (v) approve the forms of notice or agreement for use under the Plan; (vi) determine whether, to what extent and under what circumstances Awards may be settled in cash, shares of Common Stock or other property or canceled or suspended; (vii) determine whether, to what extent and under what circumstances cash, shares of Common Stock, other property and other amounts payable with respect to an Award shall be deferred either automatically or at the election of the Participant; (viii) interpret and administer the Plan and any instrument evidencing an Award or notice or agreement entered into under the Plan; (iv) establish such rules and regulations as it shall deem appropriate for the proper administration of the Plan; (v) delegate ministerial duties to such of the Company’s employees as it so determines; and (vi) make any other determination and take any other action that the Plan Administrator deems necessary or desirable for administration of the Plan.

(b) The effect on the vesting of an Award of a Company-approved leave of absence or a Participant’s working less than full-time shall be determined by the Company’s chief administrative officer or other person performing that function or, with respect to directors or executive officers, by the Board, whose determination shall be final.

(c) Decisions of the Plan Administrator shall be final, conclusive and binding on all persons, including the Company, any Participant, any stockholder and any Eligible Person. A majority of the members of the Plan Administrator may determine its actions.

SECTION 4. SHARES SUBJECT TO THE PLAN

4.1 Authorized Number of Shares

Subject to adjustment from time to time as provided in Section 14.1, the number of shares of Common Stock available for issuance under the Plan shall be

(a) zero (0) shares; plus

(b) (i) any authorized shares not issued or subject to outstanding awards under the Company’s 1994 Stock Option Plan (the “Prior Plan”) on the Effective Date and (ii) any shares subject to outstanding awards under the Prior Plan on such date that cease to be subject to such awards (other than by reason of exercise or settlement of the awards to the extent they are exercised for or settled in shares), up to an aggregate maximum of 1,200,000 shares, subject to adjustment from time to time as provided in Section 14.1, which shares shall cease, as of such date, to be available for grant and issuance under the Prior Plan, but shall be available for issuance under the Plan.

Shares issued under the Plan shall be drawn from authorized and unissued shares or shares now held or subsequently acquired by the Company as treasury shares.

4.2 Share Usage

(a) Shares of Common Stock covered by an Award shall not be counted as used unless and until they are actually issued and delivered to a Participant. If any Award lapses, expires, terminates or is canceled prior to the issuance of shares thereunder or if shares of Common Stock are issued under the Plan to a Participant and thereafter are forfeited to or otherwise reacquired by the Company, the shares subject to such Awards and the forfeited or reacquired shares shall again be available for issuance under the Plan. Any shares of Common Stock (i) tendered by a Participant or retained by the Company as full or partial payment to the Company for the purchase price of an Award or to satisfy tax withholding obligations in connection with an Award or (ii) covered by an Award that is settled in cash or in a manner such that some or all of the shares covered by the Award are not issued, shall be available for Awards under the Plan. The number of shares of Common Stock available for issuance under the Plan shall not be reduced to reflect any dividends or dividend equivalents that are reinvested into additional shares of Common Stock or credited as additional shares of Common Stock subject or paid with respect to an Award.

(b) The Plan Administrator shall also, without limitation, have the authority to grant Awards as an alternative to or as the form of payment for grants or rights earned or due under other compensation plans or arrangements of the Company.

(c) Notwithstanding anything in the Plan to the contrary, the Plan Administrator may grant Substitute Awards under the Plan. In the event that a written agreement between the Company and an Acquired Entity pursuant to which a merger or consolidation is completed is approved by the Board and said agreement sets forth the terms and conditions of the substitution for or assumption of outstanding awards of the Acquired Entity, said terms and conditions shall be deemed to be the action of the Plan Administrator without any further action by the Plan Administrator, except as may be required for compliance with Rule 16b-3 under the Exchange Act, and the persons holding such awards shall be deemed to be Participants.

(d) Notwithstanding the foregoing, the maximum number of shares that may be issued upon the exercise of Incentive Stock Options shall equal the aggregate share number stated in Section 4.1, subject to adjustment as provided in Section 14.1.

SECTION 5. ELIGIBILITY

An Award may be granted to any employee, officer or director of the Company or a Related Company whom the Plan Administrator from time to time selects. An Award may also be granted to any consultant, agent, advisor or independent contractor for bona fide services rendered to the Company or any Related Company that (a) are not in connection with the offer and sale of the Company’s securities in a capital-raising transaction and (b) do not directly or indirectly promote or maintain a market for the Company’s securities.

SECTION 6. AWARDS

6.1 Form, Grant and Settlement of Awards

The Plan Administrator shall have the authority, in its sole discretion, to determine the type or types of Awards to be granted under the Plan. Such Awards may be granted either alone, in addition to, or in tandem with, any other type of Award. Any Award settlement may be subject to such conditions, restrictions and contingencies as the Plan Administrator shall determine.

6.2 Evidence of Awards

Awards granted under the Plan shall be evidenced by a written, including an electronic agreement that shall contain such terms, conditions, limitations and restrictions as the Plan Administrator shall deem advisable and that are not inconsistent with the Plan.

6.3 Deferrals

The Plan Administrator may permit or require a Participant to defer receipt of the payment of any Award. If any such deferral election is permitted or required, the Plan Administrator, in its sole discretion, shall establish rules and procedures for such payment deferrals, which may include the grant of additional Awards or provisions for the payment or crediting of interest or dividend equivalents, including converting such credits to deferred stock unit equivalents.

6.4 Dividends and Distributions

Participants may, if the Plan Administrator so determines, be credited with dividends paid with respect to shares underlying an Award in a manner determined by the Plan Administrator in its sole discretion. The Plan Administrator may apply any restrictions to the dividends or dividend equivalents that the Plan Administrator deems appropriate. The Plan Administrator, in its sole discretion, may determine the form of payment of dividends or dividend equivalents, including cash, shares of Common Stock, Restricted Stock or Stock Units.

SECTION 7. OPTIONS

7.1 Grant of Options

The Plan Administrator may grant Options designated as Incentive Stock Options or Nonqualified Stock Options.

7.2 Option Exercise Price

The exercise price for shares purchased under an Option shall be as determined by the Plan Administrator, but shall not be less than the minimum exercise price required by Section 8.3 with respect to Incentive Stock Options except in the case of Substitute Awards.

7.3 Term of Options

Subject to earlier termination in accordance with the terms of the Plan and the instrument evidencing the Option, the maximum term of an Option (the “Option Term”) shall be as established for that Option by the Plan Administrator or, if not so established, shall be ten years from the Grant Date. For Incentive Stock Options, the Option Term shall be as specified in Section 8.4.

7.4 Exercise of Options

The Plan Administrator shall establish and set forth in each instrument that evidences an Option the time at which, or the installments in which, the Option shall vest and become exercisable, any of which provisions may be waived or modified by the Plan Administrator at any time. If not so established in the instrument evidencing the Option, the Option shall vest and become exercisable according to the following schedule, which may be waived or modified by the Plan Administrator at any time:

Period of Participant’s Continuous
Employment or Service With the Company
or Its Related Companies	Portion of Total Option That Is
From the Vesting Commencement Date	Vested and Exercisable
After 1 year	1/3
After 2 years	An additional 1/3
After 3 years	100%

To the extent an Option has vested and become exercisable, the Option may be exercised in whole or from time to time in part by delivery to the Company of a properly executed stock option exercise agreement or notice, in a form and in accordance with procedures established by the Plan Administrator, setting forth the number of shares with respect to which the Option is being exercised, the restrictions imposed on the shares purchased under such exercise agreement or notice, if any, and such representations and agreements as may be required by the Plan Administrator, accompanied by payment in full as described in Sections 7.5 and 12. An Option may be exercised only for whole shares and may not be exercised for less than a reasonable number of shares at any one time, as determined by the Plan Administrator.

7.5 Payment of Exercise Price

The exercise price for shares purchased under an Option shall be paid in full to the Company by delivery of consideration equal to the product of the Option exercise price and the number of shares purchased. Such consideration must be paid before the Company will issue the shares being purchased and must be in a form or a combination of forms acceptable to the Plan Administrator for that purchase, which forms may include:

(a) cash;

(b) check or wire transfer;

(c) tendering (either actually or, if and as so long as the Common Stock is registered under Section 12(b) or 12(g) of the Exchange Act, by attestation) shares of Common Stock already owned by the Participant, which on the day prior to the exercise date have a Fair Market Value equal to the aggregate exercise price of the shares being purchased under the Option (such shares must have been owned by the Participant for at least six months or any shorter period necessary to avoid a charge to the Company’s earnings for financial reporting purposes);

(d) if and so long as the Common Stock is registered under Section 12(b) or 12(g) of the Exchange Act, and to the extent permitted by law, delivery of a properly executed exercise agreement or notice, together with irrevocable instructions to a brokerage firm designated or approved by the Company to deliver promptly to the Company the aggregate amount of proceeds to pay the Option exercise price and any withholding tax obligations that may arise in connection with the exercise, all in accordance with the regulations of the Federal Reserve Board; or

(e) such other consideration as the Plan Administrator may permit.

In addition, to assist a Participant (including directors and executive officers) in acquiring shares of Common Stock pursuant to an Award granted under the Plan, the Plan Administrator, in its sole discretion, may authorize, either at the Grant Date or at any time before the acquisition of Common Stock pursuant to the Award, (i) the payment by a Participant of the purchase price of the Common Stock by a promissory note or (ii) the guarantee by the Company of a loan obtained by the Participant from a third party. Such notes or loans must be full recourse to the extent necessary to avoid charges to the Company’s earnings for financial reporting purposes. Subject to the foregoing, the Plan Administrator shall in its sole discretion specify the terms of any loans or loan guarantees, including the interest rate and terms of and security for repayment.

7.6 Effect of Termination of Service

The Plan Administrator shall establish and set forth in each instrument that evidences an Option whether the Option shall continue to be exercisable, and the terms and conditions of such exercise, after a Termination of Service, any of which provisions may be waived or modified by the Plan Administrator at any time. If not so established in the instrument evidencing the Option, the Option shall be exercisable according to the following terms and conditions, which may be waived or modified by the Plan Administrator at any time:

(a) Any portion of an Option that is not vested and exercisable on the date of a Participant’s Termination of Service shall expire on such date.

(b) Any portion of an Option that is vested and exercisable on the date of a Participant’s Termination of Service shall expire on the earliest to occur of

(i) if the Participant’s Termination of Service occurs for reasons other than Cause, Retirement, Disability or death, the date that is three months after such Termination of Service;

(ii) if the Participant’s Termination of Service occurs by reason of Retirement, Disability or death, the one-year anniversary of such Termination of Service; and

(iii) the last day of the Option Term (the “Option Expiration Date”).

Notwithstanding the foregoing, if a Participant dies after the Participant’s Termination of Service but while an Option is otherwise exercisable, the portion of the Option that is vested and exercisable on the date of such Termination of Service shall expire upon the earlier to occur of (i) the Option Expiration Date and (ii) the one-year anniversary of the date of death, unless the Plan Administrator determines otherwise.

Also notwithstanding the foregoing, in case a Participant’s Termination of Service occurs for Cause, all Options granted to the Participant shall automatically expire upon first notification to the Participant of such termination, unless the Plan Administrator determines otherwise. If a Participant’s employment or service relationship with the Company is suspended pending an investigation of whether the Participant shall be terminated for Cause, all the Participant’s rights under any Option shall likewise be suspended during the period of investigation. If any facts that would constitute termination for Cause are discovered after a Participant’s Termination of Service, any Option then held by the Participant may be immediately terminated by the Plan Administrator, in its sole discretion.

(c) A Participant’s change in status from an employee to a nonemployee director, consultant, advisor or independent contractor or a change in status from a nonemployee director, consultant, advisor or independent contractor to an employee, shall not be considered a Termination of Service for purposes of this Section 7.6.

SECTION 8. INCENTIVE STOCK OPTION LIMITATIONS

Notwithstanding any other provisions of the Plan, the terms and conditions of any Incentive Stock Options shall in addition comply in all respects with Section 422 of the Code, or any successor provision, and any applicable regulations thereunder, including, to the extent required thereunder, the following:

8.1 Dollar Limitation

To the extent the aggregate Fair Market Value (determined as of the Grant Date) of Common Stock with respect to which a Participant’s Incentive Stock Options become exercisable for the first time during any calendar year (under the Plan and all other stock option plans of the Company and its parent and subsidiary corporations) exceeds $100,000, such portion in excess of $100,000 shall be treated as a Nonqualified Stock Option. In the event the Participant holds two or more such Options that become exercisable for the first time in the same calendar year, such limitation shall be applied on the basis of the order in which such Options are granted.

8.2 Eligible Employees

Individuals who are not employees of the Company or one of its parent or subsidiary corporations may not be granted Incentive Stock Options.

8.3 Exercise Price

The exercise price of an Incentive Stock Option shall be at least 100% of the Fair Market Value of the Common Stock on the Grant Date, and in the case of an Incentive Stock Option granted to a Participant who owns more than 10% of the total combined voting power of all classes of the stock of the Company or of its parent or subsidiary corporations (a “Ten Percent Stockholder”), shall not be less than 110% of the Fair Market Value of the Common Stock on the Grant Date. The determination of more than 10% ownership shall be made in accordance with Section 422 of the Code.

8.4 Option Term

Subject to earlier termination in accordance with the terms of the Plan and the instrument evidencing the Option, the Option Term of an Incentive Stock Option shall not exceed ten years, and in the case of an Incentive Stock Option granted to a Ten Percent Stockholder, shall not exceed five years.

8.5 Exercisability

An Option designated as an Incentive Stock Option shall cease to qualify for favorable tax treatment as an Incentive Stock Option to the extent it is exercised (if permitted by the terms of the Option) (a) more than three months after the date of a Participant’s Termination of Service if termination was for reasons other than death or Disability, (b) more than one year after the date of a Participant’s Termination of Service if termination was by reason of Disability, or (c) after the Participant has been on leave of absence for more than 90 days, unless the Participant’s reemployment rights are guaranteed by statute or contract.

8.6 Taxation of Incentive Stock Options

In order to obtain certain tax benefits afforded to Incentive Stock Options under Section 422 of the Code, the Participant must hold the shares acquired upon the exercise of an Incentive Stock Option for two years after the Grant Date and one year after the date of exercise.

A Participant may be subject to the alternative minimum tax at the time of exercise of an Incentive Stock Option. The Participant shall give the Company prompt notice of any disposition of shares acquired on the exercise of an Incentive Stock Option prior to the expiration of such holding periods.

8.7 Code Definitions

For the purposes of this Section 8, “disability,” “parent corporation” and “subsidiary corporation” shall have the meanings attributed to those terms for purposes of Section 422 of the Code.

8.8 Promissory Notes

The amount of any promissory note delivered pursuant to Section 7.5 in connection with an Incentive Stock Option shall bear interest at a rate specified by the Plan Administrator, but in no case less than the rate required to avoid imputation of interest (taking into account any exceptions to the imputed interest rules) for federal income tax purposes.

SECTION 9. STOCK APPRECIATION RIGHTS

9.1 Grant of Stock Appreciation Rights

The Plan Administrator may grant Stock Appreciation Rights to Participants at any time on such terms and conditions as the Plan Administrator shall determine in its sole discretion. An SAR may be granted in tandem with an Option or alone (“freestanding”). The grant price of a tandem SAR shall be equal to the exercise price of the related Option. The grant price of a freestanding SAR shall be established in accordance with procedures for Options set forth in Section 7.2. An SAR may be exercised upon such terms and conditions and for the term as the Plan Administrator determines in its sole discretion; provided, however, that, subject to earlier termination in accordance with the terms of the Plan and the instrument evidencing the SAR, the term of a freestanding SAR shall be as established for that SAR by the Plan Administrator or, if not so established, shall be ten years, and in the case of a tandem SAR, (a) the term shall not exceed the term of the related Option and (b) the tandem SAR may be exercised for all or part of the shares subject to the related Option upon the surrender of the right to exercise the equivalent portion of the related Option, except that the tandem SAR may be exercised only with respect to the shares for which its related Option is then exercisable.

9.2 Payment of SAR Amount

Upon the exercise of an SAR, a Participant shall be entitled to receive payment in an amount determined by multiplying: (a) the difference between the Fair Market Value of the Common Stock for the date of exercise over the grant price of the SAR by (b) the number of shares with respect to which the SAR is exercised. At the discretion of the Plan Administrator as set forth in the instrument evidencing the Award, the payment upon exercise of an SAR may be in cash, in shares, in some combination thereof or in any other manner approved by the Plan Administrator in its sole discretion.

SECTION 10. STOCK AWARDS, RESTRICTED STOCK AND STOCK UNITS

10.1 Grant of Stock Awards, Restricted Stock and Stock Units

The Plan Administrator may grant Stock Awards, Restricted Stock and Stock Units on such terms and conditions and subject to such repurchase or forfeiture restrictions, if any, which may be based on continuous service with the Company or a Related Company or the achievement of any performance goals, as the Plan Administrator shall determine in its sole discretion, which terms, conditions and restrictions shall be set forth in the instrument evidencing the Award.

10.2 Vesting of Restricted Stock and Stock Units

Upon the satisfaction of any terms, conditions and restrictions prescribed with respect to Restricted Stock or Stock Units, or upon a Participant’s release from any terms, conditions and restrictions of Restricted Stock or Stock Units, as determined by the Plan Administrator, and subject to the provisions of Section 13, (a) the shares of Restricted Stock covered by each Award of Restricted Stock shall become freely transferable by the Participant, and (b) Stock Units shall be paid in shares of Common Stock or, if set forth in the instrument evidencing the Awards, in cash or a combination of cash and shares of Common Stock. Any fractional shares subject to such Awards shall be paid to the Participant in cash.

10.3 Waiver of Restrictions

Notwithstanding any other provisions of the Plan, the Plan Administrator, in its sole discretion, may waive the repurchase or forfeiture period and any other terms, conditions or restrictions on any Restricted Stock or Stock Unit under such circumstances and subject to such terms and conditions as the Plan Administrator shall deem appropriate.

SECTION 11. OTHER STOCK OR CASH-BASED AWARDS

Subject to the terms of the Plan and such other terms and conditions as the Plan Administrator deems appropriate, the Plan Administrator may grant other incentives payable in cash or in shares of Common Stock under the Plan as it determines.

SECTION 12. WITHHOLDING

The Company may require the Participant to pay to the Company the amount of (a) any taxes that the Company is required by applicable federal, state, local or foreign law to withhold with respect to the grant, vesting or exercise of an Award (“tax withholding obligations”) and (b) any amounts due from the Participant to the Company or to any Related Company (“other obligations”). The Company shall not be required to issue any shares of Common Stock or otherwise settle an Award under the Plan until such tax withholding obligations and other obligations are satisfied.

The Plan Administrator may permit or require a Participant to satisfy all or part of the Participant’s tax withholding obligations and other obligations by (a) paying cash to the Company, (b) having the Company withhold an amount from any cash amounts otherwise due or to become due from the Company to the Participant, (c) having the Company withhold a number of shares of Common Stock that would otherwise be issued to the Participant (or become vested in the case of Restricted Stock) having a Fair Market Value equal to the tax withholding obligations and other obligations, or (d) surrendering a number of shares of Common Stock the Participant already owns having a value equal to the tax withholding obligations and other obligations. The value of the shares so withheld may not exceed the employer’s minimum required tax withholding rate, and the value of the shares so tendered may not exceed such rate to the extent the Participant has owned the tendered shares for less than six months if such limitation is necessary to avoid a charge to the Company for financial reporting purposes.

SECTION 13. ASSIGNABILITY

No Award or interest in an Award may be sold, assigned, pledged (as collateral for a loan or as security for the performance of an obligation or for any other purpose) or transferred by a Participant or made subject to attachment or similar proceedings otherwise than by will or by the applicable laws of descent and distribution, except to the extent the Participant designates one or more beneficiaries on a Company-approved form who may exercise the Award or receive payment under the Award after the Participant’s death. During a Participant’s lifetime, an Award may be exercised only by the Participant. Notwithstanding the foregoing and to the extent permitted by Section 422 of the Code, the Plan Administrator, in its sole discretion, may permit a Participant to assign or transfer an Award, subject to such terms and conditions as the Plan Administrator shall specify.

SECTION 14. ADJUSTMENTS

14.1 Adjustment of Shares

In the event, at any time or from time to time, a stock dividend, stock split, spin-off, combination or exchange of shares, recapitalization, merger, consolidation, statutory share exchange, distribution to stockholders other than a normal cash dividend, or other change in the Company’s corporate or capital structure results in (a) the outstanding shares of Common Stock, or any securities exchanged therefor or received in their place, being exchanged for a different number or kind of securities of the Company or any other company or (b) new, different or additional securities of the Company or any other company being received by the holders of shares of Common Stock, then the Plan Administrator shall make proportional adjustments in (i) the maximum number and kind of securities available for issuance under the Plan; (ii) the maximum number and kind of securities issuable as Incentive Stock Options as set forth in Section 4.2(d); and (iii) the number and kind of securities that are subject to any outstanding Award and the per share price of such securities, without any change in the aggregate price to be paid therefor. The determination by the Plan Administrator as to the terms of any of the foregoing adjustments shall be conclusive and binding.

Notwithstanding the foregoing, the issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, for cash or property, or for labor or services rendered, either upon direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, outstanding Awards. Also notwithstanding the foregoing, a dissolution or liquidation of the Company or a Company Transaction shall not be governed by this Section 14.1 but shall be governed by Sections 14.2 and 14.3, respectively.

14.2 Dissolution or Liquidation

To the extent not previously exercised or settled, and unless otherwise determined by the Plan Administrator in its sole discretion, Options, Stock Appreciation Rights and Stock Units shall terminate immediately prior to the dissolution or liquidation of the Company. To the extent a vesting condition, forfeiture provision or repurchase right applicable to an Award has not been waived by the Plan Administrator, the Award shall be forfeited immediately prior to the consummation of the dissolution or liquidation.

14.3 Company Transaction

14.3.1 Effect of a Company Transaction

Notwithstanding any other provision of the Plan to the contrary, unless the Plan Administrator shall determine otherwise at the time of grant with respect to a particular Award, in the event of a Company Transaction that is not a Related Party Transaction, all outstanding Awards shall become fully and immediately exercisable or payable, and all applicable deferral and restriction limitations or forfeiture provisions shall lapse, immediately prior to the Company Transaction, unless such Awards are assumed or substituted for by the Successor Company. Notwithstanding the foregoing, with respect to Options or Stock Appreciation Rights, the Plan Administrator, in its sole discretion, may instead provide that a Participant’s outstanding Options shall terminate upon consummation of such Company Transaction and that each such Participant shall receive, in exchange therefor, a cash payment equal to the amount (if any) by which (a) the Acquisition Price multiplied by the number of shares of Common Stock subject to such outstanding Options or SARs (either to the extent then vested and exercisable or whether or not then vested and exercisable, as determined by the Plan Administrator in its sole discretion) exceeds (b) the respective aggregate exercise price for such Options or grant price for such SARs. If and to the extent the Successor Company assumes or substitutes outstanding Awards, the forfeiture provisions applicable to Restricted Stock shall not lapse, and all such restrictions shall continue with respect to any shares of the Successor Company or other consideration that may be issued in exchange or in substitution for such Restricted Stock.

14.3.2 Assumption or Substitution

For the purposes of this Section 14.3, an Award shall be considered assumed or substituted for if following the Company Transaction an option or right confers the right to purchase or receive, for each Common Share subject to the Award immediately prior to the Company Transaction, the consideration (whether stock, cash, or other securities or property) received in the Company Transaction by holders of Common Stock for each share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares); provided, however, that if such consideration received in the Company Transaction is not solely common stock of the Successor Company, the Plan Administrator may, with the consent of the Successor Company, provide for the consideration to be received upon the exercise of the Option, for each share of Common Stock subject thereto, to be solely common stock of the Successor Company substantially equal in fair market value to the per share consideration received by holders of Common Stock in the Company Transaction. The determination of such substantial equality of value of consideration shall be made by the Plan Administrator and its determination shall be conclusive and binding.

14.4 Further Adjustment of Awards

Subject to Sections 14.2 and 14.3, the Plan Administrator shall have the discretion, exercisable at any time before a sale, merger, consolidation, statutory share exchange reorganization, liquidation, dissolution or change in control of the Company, as defined by the Plan Administrator, to take such further action as it determines to be necessary or advisable with respect to Awards. Such authorized action may include (but shall not be limited to) establishing, amending or waiving the type, terms, conditions or duration of, or restrictions on, Awards so as to provide for earlier, later, extended or additional time for exercise, lifting restrictions and other modifications, and the Plan Administrator may take such actions with respect to all Participants, to certain categories of Participants or only to individual Participants. The Plan Administrator may take such action before or after granting Awards to which the action relates and before or after any public announcement with respect to such sale, merger, consolidation, reorganization, liquidation, dissolution or change in control that is the reason for such action.

14.5 No Limitations

The grant of Awards shall in no way affect the Company’s right to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

14.6 Fractional Shares

In the event of any adjustment in the number of shares covered by any Award, each such Award shall cover only the number of full shares resulting from such adjustment.

SECTION 15. FIRST REFUSAL [AND REPURCHASE] RIGHTS

15.1 First Refusal Rights

Until the date on which the initial registration of the Common Stock under Section 12(b) or 12(g) of the Exchange Act first becomes effective, the Company shall have the right of first refusal with respect to any proposed sale or other disposition by a Participant of any shares of Common Stock issued pursuant to an Award. Such right of first refusal shall be exercisable in accordance with the terms and conditions established by the Plan Administrator and set forth in the stock purchase agreement evidencing the purchase of the shares.

15.2 Repurchase Rights for Vested Shares

Until the date on which the initial registration of the Common Stock under Section 12(b) or 12(g) of the Exchange Act first becomes effective, upon a Participant’s Termination of Service, all vested shares of Common Stock issued pursuant to an Award (whether issued before or after such Termination of Service) shall be subject to repurchase by the Company, at the Company’s sole discretion, at the Fair Market Value of such shares on the date of such repurchase. The terms and conditions upon which such repurchase right shall be exercisable (including the period and procedure for exercise) shall be established by the Plan Administrator and set forth in the stock purchase agreement evidencing the purchase of the shares.

15.3 General

The Company may not exercise its first refusal or repurchase rights under Section 15.1 or 15.2, respectively, earlier than six months and one day following the date the shares were purchased by a Participant (or any shorter period determined by the Company to be sufficient to avoid a charge to the Company’s earnings for financial reporting purposes or required by applicable law).

The Company’s first refusal and repurchase rights under this Section 15 are assignable by the Company at any time.

SECTION 16. MARKET STANDOFF

In the event of an underwritten public offering by the Company of its equity securities pursuant to an effective registration statement filed under the Securities Act, including the Company’s initial public offering, no person may sell, make any short sale of, loan, hypothecate, pledge, grant any option for the purchase of, or otherwise dispose of or transfer for value or otherwise agree to engage in any of the foregoing transactions with respect to any shares issued pursuant to an Award granted under the Plan without the prior written consent of the Company or its underwriters. Such limitations shall be in effect for such period of time as may be requested by the Company or such underwriters; provided, however, that in no event shall such period exceed 180 days after the effective date of the registration statement. The limitations of this Section 16 shall in all events terminate two years after the effective date of the Company’s initial public offering.

In the event of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the Company’s outstanding Common Stock effected as a class without the Company’s receipt of consideration, any new, substituted or additional securities distributed with respect to the purchased shares shall be immediately subject to the provisions of this Section 16, to the same extent the purchased shares are at such time covered by such provisions.

In order to enforce the limitations of this Section 16, the Company may impose stop-transfer instructions with respect to the purchased shares until the end of the applicable standoff period.

SECTION 17. AMENDMENT AND TERMINATION

17.1 Amendment, Suspension or Termination

The Board may amend, suspend or terminate the Plan or any portion of the Plan at any time and in such respects as it shall deem advisable; provided, however, that, to the extent required by applicable law, regulation or stock exchange rule, stockholder approval shall be required for any amendment to the Plan. Subject to Section 17.3, the Board may amend the terms of any outstanding Award, prospectively or retroactively.

17.2 Term of the Plan

The Plan shall have no fixed expiration date. After the Plan is terminated, no future Awards may be granted, but Awards previously granted shall remain outstanding in accordance with their applicable terms and conditions and the Plan’s terms and conditions. Notwithstanding the foregoing, no Incentive Stock Options may be granted more than ten years after the later of (a) the adoption of the Plan by the Board and (b) the adoption by the Board of any amendment to the Plan that constitutes the adoption of a new plan for purposes of Section 422 of the Code.

17.3 Consent of Participant

The amendment, suspension or termination of the Plan or a portion thereof or the amendment of an outstanding Award shall not, without the Participant’s consent, materially adversely affect any rights under any Award theretofore granted to the Participant under the Plan. Any change or adjustment to an outstanding Incentive Stock Option shall not, without the consent of the Participant, be made in a manner so as to constitute a “modification” that would cause such Incentive Stock Option to fail to continue to qualify as an Incentive Stock Option. Notwithstanding the foregoing, any adjustments made pursuant to Section 14 shall not be subject to these restrictions.

SECTION 18. GENERAL

18.1 No Individual Rights

No individual or Participant shall have any claim to be granted any Award under the Plan, and the Company has no obligation for uniformity of treatment of Participants under the Plan.

Furthermore, nothing in the Plan or any Award granted under the Plan shall be deemed to constitute an employment contract or confer or be deemed to confer on any Participant any right to continue in the employ of, or to continue any other relationship with, the Company or any Related Company or limit in any way the right of the Company or any Related Company to terminate a Participant’s employment or other relationship at any time, with or without cause.

18.2 Issuance of Shares

Notwithstanding any other provision of the Plan, the Company shall have no obligation to issue or deliver any shares of Common Stock under the Plan or make any other distribution of benefits under the Plan unless, in the opinion of the Company’s counsel, such issuance, delivery or distribution would comply with all applicable laws (including, without limitation, the requirements of the Securities Act or the laws of any state or foreign jurisdiction) and the applicable requirements of any securities exchange or similar entity.

The Company shall be under no obligation to any Participant to register for offering or resale or to qualify for exemption under the Securities Act, or to register or qualify under the laws of any state or foreign jurisdiction, any shares of Common Stock, security or interest in a security paid or issued under, or created by, the Plan, or to continue in effect any such registrations or qualifications if made. As a condition to the exercise of an Option or any other receipt of Common Stock pursuant to an Award under the Plan, the Company may require (a) the Participant to represent and warrant at the time of any such exercise or receipt that such shares are being purchased or received only for the Participant’s own account and without any present intention to sell or distribute such shares and (b) such other action or agreement by the Participant as may from time to time be necessary to comply with the federal, state and foreign securities laws. At the option of the Company, a stop-transfer order against any such shares may be placed on the official stock books and records of the Company, and a legend indicating that such shares may not be pledged, sold or otherwise transferred, unless an opinion of counsel is provided (concurred in by counsel for the Company) stating that such transfer is not in violation of any applicable law or regulation, may be stamped on stock certificates to ensure exemption from registration. The Plan Administrator may also require the Participant to execute and deliver to the Company a purchase agreement or such other agreement as may be in use by the Company at such time that describes certain terms and conditions applicable to the shares.

To the extent the Plan or any instrument evidencing an Award provides for issuance of stock certificates to reflect the issuance of shares of Common Stock, the issuance may be effected on a noncertificated basis, to the extent not prohibited by applicable law or the applicable rules of any stock exchange.

18.3 Indemnification

Each person who is or shall have been a member of the Board or a committee appointed by the Board or an officer of the Company to whom authority was delegated in accordance with Section 3.1 shall be indemnified and held harmless by the Company against and from any loss, cost, liability or expense that may be imposed upon or reasonably incurred by such person in connection with or resulting from any claim, action, suit or proceeding to which such person may be a party or in which such person may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by such person in settlement thereof, with the Company’s approval, or paid by such person in satisfaction of any judgment in any such claim, action, suit or proceeding against such person; provided, however, that such person shall give the Company an opportunity, at its own expense, to handle and defend the same before such person undertakes to handle and defend it on such person’s own behalf, unless such loss, cost, liability or expense is a result of such person’s own willful misconduct or except as expressly provided by statute.

The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such person may be entitled under the Company’s certificate of incorporation or bylaws, as a matter of law, or otherwise, or of any power that the Company may have to indemnify or hold harmless.

18.4 No Rights as a Stockholder

Unless otherwise provided by the Plan Administrator or in the instrument evidencing the Award or in a written employment, services or other agreement, no Option, Stock Appreciation Right or Stock Unit shall entitle the Participant to any cash dividend, voting or other right of a stockholder unless and until the date of issuance under the Plan of the shares that are the subject of such Award.

18.5 Compliance With Laws and Regulations

In interpreting and applying the provisions of the Plan, any Option granted as an Incentive Stock Option pursuant to the Plan shall, to the extent permitted by law, be construed as an “incentive stock option” within the meaning of Section 422 of the Code.

18.6 Participants in Other Countries or Jurisdictions

Without amending the Plan, the Plan Administrator may grant Awards to eligible persons who are foreign nationals on such terms and conditions different from those specified in the Plan, which may, in the judgment of the Plan Administrator, be necessary or desirable to foster and promote achievement of the purposes of the Plan and shall have the authority to adopt such modifications, procedures, subplans and the like as may be necessary or desirable to comply with provisions of the laws or regulations of other countries or jurisdictions in which the Company or any Related Company may operate or have employees to ensure the viability of the benefits from Awards granted to Participants employed in such countries or jurisdictions, meet the requirements that permit the Plan to operate in a qualified or tax efficient manner, comply with applicable foreign laws or regulations and meet the objectives of the Plan.

18.7 No Trust or Fund

The Plan is intended to constitute an “unfunded” plan. Nothing contained herein shall require the Company to segregate any monies or other property, or shares of Common Stock, or to create any trusts, or to make any special deposits for any immediate or deferred amounts payable to any Participant, and no Participant shall have any rights that are greater than those of a general unsecured creditor of the Company.

18.8 Successors

All obligations of the Company under the Plan with respect to Awards shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all the business and/or assets of the Company.

18.9 Severability

If any provision of the Plan or any Award is determined to be invalid, illegal or unenforceable in any jurisdiction, or as to any person, or would disqualify the Plan or any Award under any law deemed applicable by the Plan Administrator, such provision shall be construed or deemed amended to conform to applicable laws, or, if it cannot be so construed or deemed amended without, in the Plan

Administrator’s determination, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, person or Award, and the remainder of the Plan and any such Award shall remain in full force and effect.

18.10 Choice of Law and Venue

The Plan, all Awards granted there under and all determinations made and actions taken pursuant hereto, to the extent not otherwise governed by the laws of the United States, shall be governed by the laws of the State of Nevada without giving effect to principles of conflicts of law. Participants irrevocably consent to the nonexclusive jurisdiction and venue of the state and federal courts located in the State of Nevada.

18.11 Legal Requirements

The granting of Awards and the issuance of shares of Common Stock under the Plan is subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

18.12 Appendix Provisions

Participants who are residents of the State of California shall be subject to the additional terms and conditions set forth in Appendix B to the Plan until such time as the Common Stock becomes a “listed” security under the Securities Act.

SECTION 19. EFFECTIVE DATE

The effective date (the “Effective Date”) is the date on which the Plan is adopted by the Board. If the stockholders of the Company do not approve the Plan within 12 months after the Board’s adoption of the Plan, any Incentive Stock Options granted under the Plan will be treated as Nonqualified Stock Options.

APPENDIX A

“Acquired Entity” means any entity acquired by the Company or a Related Company or with which the Company or a Related Company merges or combines.

“Acquisition Price” means the fair market value of the securities, cash or other property, or any combination thereof, receivable upon consummation of a Company Transaction in respect of a share of Common Stock.

“Award” means any Option, Stock Appreciation Right, Stock Award, Restricted Stock, Stock Unit or cash-based award or other incentive payable in cash or in shares of Common Stock, as may be designated by the Plan Administrator from time to time.

“Board” means the Board of Directors of the Company.

“Cause,” unless otherwise defined in the instrument evidencing an Award or in a written employment, services or other agreement between the Participant and the Company or a Related Company, means dishonesty, fraud, serious or willful misconduct, unauthorized use or disclosure of confidential information or trade secrets, or conduct prohibited by law (except minor violations), in each case as determined by the Company’s chief administrative officer or other person performing that function or, in the case of directors and executive officers, the Board, whose determination shall be conclusive and binding.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Common Stock” means the common stock, par value $0.001 per share, of the Company.

“Company” means Meadow Valley Corporation, a Nevada corporation.

“Company Transaction,” unless otherwise defined in the instrument evidencing the Award or in a written employment, services or other agreement between the Participant and the Company or a Related Company, means consummation of:

(a) a merger or consolidation of the Company with or into any other company or other entity;

(b) a statutory share exchange pursuant to which the Company’s outstanding shares are acquired or a sale in one transaction or a series of transactions undertaken with a common purpose of at least 80% of the Company’s outstanding voting securities; or

(c) a sale, lease, exchange or other transfer in one transaction or a series of related transactions undertaken with a common purpose of all or substantially all of the Company’s assets.
Where a series of transactions undertaken with a common purpose is deemed to be a Company Transaction, the date of such Company Transaction shall be the date on which the last of such transactions is consummated.

“Disability,” unless otherwise defined by the Plan Administrator or in the instrument evidencing the Award or in a written employment, services or other agreement between the Participant and the Company or a Related Company, means a mental or physical impairment of the Participant that is expected to result in death or that has lasted or is expected to last for a continuous period of 12 months or more and that causes the Participant to be unable to perform his or her material duties for the Company or a Related Company and to be engaged in any substantial gainful activity, in each case as determined by the Company’s chief administrative officer or other person performing that function or, in the case of directors and executive officers, the Board, each of whose determination shall be conclusive and binding.

“Effective Date” has the meaning set forth in Section 19.

“Eligible Person” means any person eligible to receive an Award as set forth in Section 5.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.

“Fair Market Value” means the per share fair market value of the Common Stock as established in good faith by the Plan Administrator or, if the Common Stock is publicly traded, the average of the high and low trading prices for the Common Stock on any given date during regular trading, or if not trading on that date, such price on the last preceding date on which the Common Stock was traded, unless determined otherwise by the Plan Administrator using such methods or procedures as it may establish.

“Grant Date” means the later of (a) the date on which the Plan Administrator completes the corporate action authorizing the grant of an Award or such later date specified by the Plan Administrator or (b) the date on which all conditions precedent to an Award have been satisfied, provided that conditions to the exercisability or vesting of Awards shall not defer the Grant Date.

“Incentive Stock Option” means an Option granted with the intention that it qualify as an “incentive stock option” as that term is defined for purposes of Section 422 of the Code or any successor provision.

“Nonqualified Stock Option” means an Option other than an Incentive Stock Option.

“Option” means a right to purchase Common Stock granted under Section 7.

“Option Expiration Date” has the meaning set forth in Section 7.6.

“Option Term” means the maximum term of an Option as set forth in Section 7.3.

“Participant” means any Eligible Person to whom an Award is granted.

“Plan” means the Meadow Valley Corporation 2004 Equity Incentive Plan.

“Plan Administrator” has the meaning set forth in Section 3.1.

“Related Company” means any entity that, directly or indirectly, is in control of, is controlled by or is under common control with the Company.

“Related Party Transaction” means (a) a merger or consolidation of the Company, or a statutory share exchange pursuant to which the Company’s outstanding shares are acquired, in which the holders of the outstanding voting securities of the Company immediately prior to the merger or consolidation hold at least a majority of the outstanding voting securities of the Successor Company immediately after the merger, consolidation or statutory share exchange; (b) a sale, lease, exchange or other transfer of all or substantially all of the Company’s assets to a majority-owned subsidiary company; or (c) a transaction undertaken for the principal purpose of restructuring the capital of the Company, including, but not limited to, reincorporating the Company in a different jurisdiction, converting the Company to a limited liability company or creating a holding company.

“Restricted Stock” means an Award of shares of Common Stock granted under Section 10, the rights of ownership of which are subject to restrictions prescribed by the Plan Administrator.

“Retirement,” unless otherwise defined in the instrument evidencing the Award or in a written employment, services or other agreement between the Participant and the Company or a Related Company, means “retirement” as defined for purposes of the Plan by the Plan Administrator or the Company’s chief administrative officer or other person performing that function or, if not so defined, means Termination of Service on or after the date the Participant reaches “normal retirement age,” as that term is defined in Section 411(a)(8) of the Code.

“Securities Act” means the Securities Act of 1933, as amended from time to time.

“Stock Appreciation Right” or “SAR” means a right granted under Section 9.1 to receive the excess of the Fair Market Value of a specified number of shares of Common Stock over the grant price.

“Stock Award” means an Award of shares of Common Stock granted under Section 10, the rights of ownership of which are not subject to restrictions prescribed by the Plan Administrator.

“Stock Unit” means an Award denominated in units of Common Stock granted under Section 10.

“Substitute Awards” means Awards granted or shares of Common Stock issued by the Company in substitution or exchange for awards previously granted by an Acquired Entity.

“Successor Company” means the surviving company, the successor company, the acquiring company or its parent, as applicable, in connection with a Company Transaction.

“Termination of Service” means a termination of employment or service relationship with the Company or a Related Company for any reason, whether voluntary or involuntary, including by reason of death, Disability or Retirement. Any question as to whether and when there has been a Termination of Service for the purposes of an Award and the cause of such Termination of Service shall be determined by the Company’s chief administrative officer or other person performing that function or, with respect to directors and executive officers, by the Board, whose determination shall be conclusive and binding. Transfer of a Participant’s employment or service relationship between the Company and any Related Company shall not be considered a Termination of Service for purposes of an Award. Unless the Board determines otherwise, a Termination of Service shall be deemed to occur if the Participant’s employment or service relationship is with an entity that has ceased to be a Related Company.

“Vesting Commencement Date” means the Grant Date or such other date selected by the Plan Administrator as the date from which an Award begins to vest.

APPENDIX B
TO THE MEADOW VALLEY CORPORATION
2004 EQUITY INCENTIVE PLAN

(For California Residents Only)

This Appendix to the Meadow Valley Corporation 2004 Equity Incentive Plan (the “Plan”) shall have application only to Participants who are residents of the State of California. Capitalized terms contained herein shall have the same meanings given to them in the Plan, unless otherwise provided in this Appendix. Notwithstanding any provision contained in the Plan to the contrary and to the extent required by applicable law, the following terms and conditions shall apply to all Awards granted to residents of the State of California, until such time as the Common Stock becomes a “listed security” under the Securities Act:

1. Nonqualified Stock Options shall have an exercise price that is not less than 85% of the Fair Market Value of the Common Stock at the Grant Date, except that the exercise price shall be at least 110% of the Fair Market Value in the case of any person who owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or its parent or subsidiary companies.

2. The purchase price for any shares of Common Stock that may be purchased under the Plan (“Stock Purchase Rights”) shall be at least 85% of the Fair Market Value of the Common Stock at the time the Participant is granted the Stock Purchase Right or at the time the purchase is consummated. Notwithstanding the foregoing, the purchase price shall be at least 100% of the Fair Market Value of the Common Stock at the time the Participant is granted the Stock Purchase Right or at the time the purchase is consummated in the case of any person who owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or its parent or subsidiary companies.

3. Options shall have a term of not more than ten years from the Grant Date.

4. Awards shall be nontransferable other than by will or the laws of descent and distribution. Notwithstanding the foregoing, and to the extent permitted by Section 422 of the Code, the Plan Administrator, in its discretion, may permit distribution of an Option to an inter vivos or testamentary trust in which the Option is to be passed to beneficiaries upon the death of the trustor (settlor), or by gift to “immediate family” as that term is defined in Rule 16a-1(e) under the Exchange Act.

5. Options shall become exercisable at the rate of at least 20% per year over five years from the date the Option is granted, subject to reasonable conditions such as continued employment. However, in the case of an Option granted to officers, directors or consultants of the Company or a Related Company, the Option may become fully exercisable, subject to reasonable conditions such as continued employment, at any time or during any period established by the Company or a Related Company.

6. Unless employment or services are terminated for Cause, the right to exercise an Option in the event of Termination of Service, to the extent that the Participant is otherwise entitled to exercise an Option on the date of Termination of Service, shall be

a. at least six months from the date of a Participant’s Termination of Service if termination was caused by death or Disability; and

b. at least 30 days from the date of a Participant’s Termination of Service if termination of employment was caused by other than death or Disability;

c. but in no event later than the Option Expiration Date.

7. No Award may be granted to a resident of California more than ten years after the earlier of the date of adoption of the Plan and the date the Plan is approved by the stockholders.

8. Any Award exercised before stockholder approval is obtained shall be rescinded if stockholder approval is not obtained within 12 months before or after the Plan is adopted. Such shares shall not be counted in determining whether such approval is obtained.

9. The Company shall provide annual financial statements of the Company to each California resident holding an outstanding Award under the Plan. Such financial statements need not be audited and need not be issued to key employees whose duties at the Company assure them access to equivalent information.

10. Any right of repurchase on behalf of the Company in the event of a Participant’s Termination of Service shall be (a) at a purchase price that is not less than the Fair Market Value of the securities upon Termination of Service, and the right to repurchase shall be exercised for cash or cancellation of purchase money indebtedness for the shares within 90 days of Termination of Service (or in the case of securities issued upon exercise of Options after the date of Termination of Service, within 90 days after the date of the exercise), and the right shall terminate when the Company’s securities become publicly traded; or (b) at the original purchase price, provided that the right to repurchase at the original purchase price lapses at the rate of at least 20% of the shares per year over five years from the date the Option or Stock Purchase Right is granted (without respect to the date the Option or Stock Purchase Right was exercised or became exercisable) and the right to repurchase shall be exercised for cash or cancellation of purchase money indebtedness for the shares within 90 days of Termination of Service (or in the case of securities issued upon exercise of Options after the date of Termination of Service, within 90 days after the date of the exercise). In addition to the restrictions set forth in clauses (a) and (b), the securities held by an officer, director or consultant of the Company or a Related Company may be subject to additional or greater restrictions.

EXHIBIT B

MEADOW VALLEY CORPORATION

CHARTER OF THE NOMINATING AND GOVERNANCE COMMITTEE OF THE BOARD OF DIRECTORS

Adopted August 10, 2004

     1. Purpose

          The purpose of the Nominating and Governance Committee (the “Committee”) of the Board of Directors (the “Board”) of Meadow Valley Corporation (the “Company”) is to:

•	Identify, consider and nominate candidates for membership on the Board, including any nominees properly received by the Secretary of the Corporation from any shareholder;

•	Develop, recommend and evaluate corporate governance guidelines and a code of business conduct and ethics applicable to the Company;

•	Make recommendations regarding the structure and composition of the Board and Board committees;

•	Advise the Board on corporate governance matters.

          The Committee shall fulfill these functions primarily by carrying out the activities enumerated in Part IV of this charter (“Charter”).

          The Committee shall have the authority to obtain advice and assistance from internal or external legal or other advisors at the Company’s expense. In order to carry out its nominating duties, the Committee shall have the authority to retain and terminate any search firm to be used to identify director candidates, including the authority to approve such firm’s fees and other retention terms.

     2. Membership

          All members of the Committee will be appointed by, and shall serve at the discretion of, the Board. The Board may elect a member of the Committee to serve as the Chair of the Committee. If the Board does not elect a Chair, the members of the Committee may designate a Chair by majority vote of the Committee membership.

          The Committee shall consist of three or more members of the Board, with the exact number being determined by the Board. Each member of the Committee shall meet the independence requirements set forth in applicable listing regulations.

     3. Meetings and Minutes

          Meetings of the Committee shall be held from time to time, as determined by the Committee. The Committee may take action by a majority vote of the membership.

          The Committee shall keep minutes of its proceedings, which minutes shall be retained with the minutes of the proceedings of the Board. The Committee shall report to the Board from time to time, as requested by the Board and at such other times as determined by the Committee to be appropriate.

     4. Responsibilities and Duties

          The following shall be the principal responsibilities and duties of the Committee. These items are set forth as a guide, with the understanding that the Committee may supplement them as appropriate and may establish policies and procedures from time to time that it deems necessary or advisable in fulfilling its responsibilities.

Nominating Duties

•	Working together with the Corporation’s President and Chief Executive Officer, identify and recruit qualified candidates for membership on the Board;

•	Recommend to the Board all nominees before they are appointed by the Board or proposed by the Board for election by the stockholders, including recommendation of a slate of director nominees to be proposed by the Board for election at each annual meeting of stockholders and recommendation of all director nominees to be elected by the Board or stockholders to fill interim director vacancies;

•	From time to time, make recommendations to the Board regarding the structure and operations, size, and composition of the Board and Board committees, committee member qualifications, committee member appointment and removal, and committee reporting to the Board;

•	Consider nominations properly submitted by the Company’s stockholders in accordance with the procedures set forth in the Company’s Bylaws;

•	Oversee inquiries into the backgrounds and qualifications of potential candidates for membership on the Board;

Corporate Governance Duties

•	Monitor the overall governance of the Company, including, at a minimum, director qualification standards, duties and responsibilities of directors, director access to management and independent advisors, director orientation and continuing education;

•	Review and assess on at least an annual basis the adequacy of this Charter and, if appropriate, recommend revisions for approval by the Board;

•	Recommend that the Board establish special committees as may be desirable or necessary from time to time in order to address ethical, legal or other matters that may arise.

PROXY
FOR THE ANNUAL MEETING OF SHAREHOLDERS OF
MEADOW VALLEY CORPORATION
TO BE HELD JUNE 14, 2005

     The undersigned hereby appoints Bradley E. Larson as the lawful agent and Proxy of the undersigned (with all the powers the undersigned would possess if personally present, including full power of substitution), and hereby authorizes him to represent and to vote, as designated below, all the shares of Common Stock of Meadow Valley Corporation held of record by the undersigned on April 6, 2005, at the Annual Meeting of Shareholders to be held June 14, 2005, or any adjournment or postponement thereof.

1.	Election of directors:

_____   FOR.
_____   AGAINST
_____   WITHHOLD AUTHORITY

NOMINEES: Gary A. Agron; Earle C. May

INSTRUCTIONS: To withhold authority to vote for individual nominees, write their names in the space provided:

2.	Proposal to ratify the selection of Semple & Cooper, LLP as independent auditors for the fiscal year ending December 31, 2005:

_____   FOR.
_____   AGAINST
_____   WITHHOLD AUTHORITY

3.	Proposal to approve the Company’s 2004 Equity Incentive Plan:

_____   FOR
_____   AGAINST
_____   WITHHOLD AUTHORITY

     4.   In his discretion, the Proxy is authorized to vote upon any matters which may properly come before the Annual Meeting, or any adjournment or postponement thereof.

     It is understood that when properly executed, this proxy will be voted in the manner directed herein by the undersigned shareholder. WHERE NO CHOICE IS SPECIFIED BY THE SHAREHOLDER THE PROXY WILL BE VOTED FOR THE ELECTION OF DIRECTORS NAMED IN ITEM 1 AND FOR THE TWO REMAINING PROPOSALS ABOVE.

     The undersigned hereby revokes all previous proxies relating to the shares covered hereby and confirms all that said Proxy may do by virtue hereof.

     Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Date	Signature

Signature, If Held Jointly

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY BY FOLDING THIS CARD IN HALF, SEAL WITH THE MAILING ADDRESS SHOWING, ATTACH CORRECT POSTAGE AND MAIL.

     PLEASE CHECK IF YOU INTEND TO BE PRESENT AT THE ANNUAL MEETING: